Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80081, 333-33130, 333-47388, 333-70620, 333-98135, 333-108345, 333-152164 and 333-160815) of Silicon Storage Technology, Inc. of our report dated March 16, 2009 relating to the financial statements of Advanced Chip Engineering Technology Inc., which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS

Taipei, Taiwan

Republic of China

March 16, 2010